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Exhibit 10(l)

18 March 2005

STRATEGIC RAIL AUTHORITY

and

GREAT NORTH EASTERN RAILWAY LIMITED

CONDITIONS PRECEDENT AGREEMENT

relating to

THE INTERCITY EAST COAST
FRANCHISE AGREEMENT

THIS AGREEMENT is dated 18 March 2005

BETWEEN

(1)
STRATEGIC RAIL AUTHORITY, whose principal place of business is at 55 Victoria Street, London, SW1H 0EU (the Authority); and

(2)
GREAT NORTH EASTERN RAILWAY LIMITED, whose registered office is at Sea Containers House, 20 Upper Ground, London SE1 9PF (the Franchisee).

WHEREAS

        (A)  The Authority and the Franchisee have entered into the Franchise Agreement which sets out the terms on which the Franchisee will provide the Franchise Services.

        (B)  The parties wish to record in this Agreement certain conditions to be satisfied prior to the issue of the Certificate of Commencement.

        (C)  The Franchisee wishes to make certain representations and warranties to the Authority.

1.     INTERPRETATION AND DEFINITIONS

        1.1   In this Agreement:

    Definitions Agreement means the Agreement between the Authority and the Franchisee of the date hereof relating to the interpretation of this Agreement and the Franchise Agreement.

        1.2   This Agreement, the Franchise Agreement and the Definitions Agreement together constitute a single agreement, which is a "franchise agreement" for the purposes of the Act, and shall be interpreted in accordance with the Definitions Agreement.

2.     SATISFACTION OF CONDITIONS PRECEDENT

2.1(a)
On or prior to the Long Stop Date, the Franchisee shall satisfy or procure the satisfaction of the conditions precedent set out in Appendix 1 (Conditions Precedent) to this Agreement.

(b)
Subject to clause 2.1(d) of this Agreement, as soon as the Authority is satisfied that each of the conditions precedent in this Agreement has been satisfied (except to the extent waived by the Authority, subject to such conditions as the Authority shall impose to any such waiver) it shall issue to the Franchisee a Certificate of Commencement, which shall specify the Franchise Commencement Date.

(c)
If the Authority waives the satisfaction of any conditions precedent pursuant to clause 2.1(b) of this Agreement, the Franchisee shall procure that such conditions precedent, together with any conditions attaching to such waiver, are satisfied as soon as reasonably practicable thereafter, or at such other later time as the Authority may stipulate.

(d)
The Authority may take such actions or steps as it considers appropriate to ensure that the Franchise Commencement Date occurs on a day which is, in its opinion, convenient or desirable, bearing in mind the interests of the Authority, the Franchisee (5) and other persons likely to be affected by the day on which such Franchise Commencement Date occurs. To achieve this, the Authority may, in its discretion, permit the Franchisee to delay satisfaction of some or all of the conditions precedent until such day as the Authority may notify the Franchisee.

(e)
Where agreements or deeds are required to be entered into or executed and delivered or any steps required to be taken under this clause 2.1 by the Franchisee or the Bond Providers, the Authority may require, as an additional condition precedent, further documentation (including legal opinions) or evidence of the power and authorisation of the relevant person to enter into, execute or deliver any such agreement or deed or take any such steps, and the Franchisee shall promptly supply such additional evidence.

(f)
Where the Franchisee is required to enter into any agreement in satisfaction of the conditions precedent set out in Appendix 1 to this Agreement and such agreement contains a condition precedent requiring the Franchise Agreement to be unconditional, provided the Franchisee has satisfied all the other conditions precedent set out in such agreement, the requirement to enter into such agreement will be deemed to be satisfied.

Consequences of non-fulfilment

2.2(a)
The Authority may give notice to the Franchisee terminating the Franchise Agreement if the Certificate of Commencement has not been issued on or before the Long Stop Date or if the Authority reasonably considers that any condition precedent in this Agreement will not be satisfied before the Long Stop Date. If such notice is given, the Franchise Agreement shall terminate on the Long Stop Date or such earlier date as the Authority may specify.

(b)
On termination of the Franchise Agreement pursuant to clause 2.2(a) of this Agreement, neither party shall have any liability to the other party, save in respect of:

(i)
their respective obligations as to confidentiality under Schedule 17 (Confidentiality) of the Franchise Agreement;

(ii)
any other obligations which, by their nature, survive the termination of the Franchise Agreement; and

(iii)
any breach of their respective obligations hereunder or under the Franchise Agreement arising in respect of the period prior to the Long Stop Date.

3.     REPRESENTATIONS AND WARRANTIES

Franchise replacement process

        3.1   The Franchisee represents and warrants to the Authority, subject only to any matter fully and fairly disclosed to the Authority in writing (and accepted by it) or expressly referred to in the audited accounts of the Franchisee or expressly provided for under the terms of this Agreement:

  (a)
  that it has not acted in breach of any of the terms of the Franchise Letting Process Agreement; and

  (b)
  that all of the information, representations and other matters of fact communicated in writing to the Authority and/or its advisers by the Franchisee, its directors, officers, employees, servants or agents in connection with or arising out of the Franchisee's proposal to secure the provision and operation of the Franchise Services were (at the dates submitted to the Authority or such advisers) and remain as at the Franchise Commencement Date, in all material respects, true, accurate and not misleading.

Updating of warranties

        3.2   The Franchisee further undertakes to the Authority, subject to clause 3.3 of this Agreement, that:

  (a)
  the representations and warranties contained in clause 3.1 will be true and accurate in all material respects and not misleading in any material respect at, the Franchise Commencement Date as if they had been given on the Franchise Commencement Date with reference to the facts and circumstances then subsisting; and

  (b)
  if after the signing of the Franchise Agreement and before the Franchise Commencement Date any event shall occur or matter arise which results or may result in any of the representations and warranties in clause 3.1 being unfulfilled, untrue, misleading or incorrect in any material respect at the Franchise Commencement Date, the Franchisee shall immediately notify the Authority in writing thereof and the Franchisee shall provide such information concerning the event or matter as the Authority may require.

Exceptions

        3.3   No right to damages or compensation shall arise in favour of the Authority under clause 3.2 in consequence only of:

  (a)
  an event occurring or matter arising after the signing of the Franchise Agreement but before the Franchise Commencement Date; or

  (b)
  if the Authority gives notice terminating the Franchise Agreement in accordance with clause 2.2(a), the effective date of termination specified in such notice,

which constitutes a breach or non-fulfilment of any of the representations and warranties in clause 3.1 (whether or not the Franchise Agreement is terminated in consequence thereof) if:

  (i)
  the event or matter could not reasonably have been avoided or prevented by the Franchisee; and

  (ii)
  the event or matter was duly notified to the Authority in accordance with clause 3.2(b).

        IN WITNESS whereof the parties hereto have executed this Agreement the day and year first before written.

THE CORPORATE SEAL OF THE STRATEGIC RAIL AUTHORITY HEREUNTO AFFIXED IS AUTHENTICATED BY: ROBERT PLAMPLIN	}
SIGNED FOR AND ON BEHALF OF THE FRANCHISEE DIRECTOR: DIRECTOR:	}	CHRISTOPHER GARNETT SHAUN MILLS

APPENDIX 1

Conditions Precedent

1.     LICENCES

        1.1   The Authority has received, on or before the Franchise Commencement Date, written notice from the ORR, addressed to the Authority and in a form satisfactory to the Authority, which confirms that:

  (a)
  the Franchisee has been granted or will be granted the Licences;

  (b)
  the Licences will take effect no later than the Franchise Commencement Date; and

  (c)
  the ORR is not aware of any reason why any of the Licences should be revoked.

        1.2   The Authority shall, in addition, where the Licences are not in existence at the date of signature of the Franchise Agreement, have received evidence on or before the Franchise Commencement Date in form and substance satisfactory to it, that:

  (a)
  any of the Licences are not subject to any conditions which, if they had been known to the Authority before the signature of the Franchise Agreement, would, in its reasonable opinion, have resulted in the Authority not entering into the Franchise Agreement, or entering into the Franchise Agreement on materially different terms; and

  (b)
  any conditions imposed by the ORR on any of the Licences are reasonably likely to be satisfied.

2.     SAFETY CASE

        The Authority has received, on or before the Franchise Commencement Date, written notice from the HSE, addressed to the Authority and in a form satisfactory to the Authority, which confirms that:

  (a)
  the Franchisee's Safety Case has been accepted;

  (b)
  the HSE has not directed any review or revision of the Safety Case; and

  (c)
  that no such review will be required as a result of the Franchise Agreement having been entered into or the commencement of the Franchise Services.

3.     ACCESS AGREEMENTS/PROPERTY LEASES

        3.1   The Franchisee has entered into the following agreements with the relevant counterparties in terms acceptable to the Authority on or before the Franchise Commencement Date:

  (a)
  the Track Access Agreement listed in paragraph 2.1 of Appendix 2 (List of Conditions Precedent Documents) to this Agreement;

  (b)
  the Access Agreements (and associated Collateral Agreements) in respect of the stations, depots and Major Stations listed in paragraphs 2.2 to 2.6 (inclusive) of Appendix 2 to this Agreement; and

  (c)
  the Connection Agreements (if any) in respect of the Depots.

        3.2   The Franchisee has entered into the following leases (and/or (in the case of (c)) agreements for lease) with Network Rail on or before the Franchise Commencement Date:

  (a)
  in respect of the Stations listed in paragraph 4.1 of Appendix 2 to this Agreement;

  (b)
  in respect of the Depots listed in paragraph 4.2 of Appendix 2 to this Agreement; and

  (c)
  in respect of Major Station Areas listed in paragraph 4.3 of Appendix 2 to this Agreement or such other form as agreed by the Authority,

with the intent that, for the purposes of Section 31 of the Act, the properties comprised in such leases will be used for or in connection with the provision of the Franchise Services.

4.     ROLLING STOCK LEASES

        The Franchisee is at the Franchise Commencement Date a party to the Rolling Stock Leases in respect of the Train Fleet listed in Table 1 of Appendix 1 (The Train Fleet) to Schedule 1.1 (Service Development) of the Franchise Agreement, such Rolling Stock Leases to be on terms approved by the Authority.

5.     OTHER KEY CONTRACTS

        The Franchisee is at the Franchise Commencement Date a party to the Key Contracts listed in paragraphs 4 to 8 of the Appendix (List of Key Contracts) to Schedule 14.3 (Key Contracts) of the Franchise Agreement to the extent that such Key Contracts are required by the Franchisee for the provision of the Franchise Services, such Key Contracts to be on terms approved by the Authority.

6.     DIRECT AGREEMENTS

        6.1   Subject to paragraph 6.2, the counterparty of any contract which will, as at the Franchise Commencement Date, be a Key Contract (including any such contract to which the Franchisee is required under this Agreement to be a party or have vested in it as at the Franchise Commencement Date), has entered into a Direct Agreement with the Authority in respect of such Key Contract on terms acceptable to the Authority.

        6.2   No Direct Agreement need be entered into by the counterparty to any Key Contract referred to in paragraph 6.1 where:

  (a)
  such counterparty is a Train Operator; and

  (b)
  such Train Operator is the provider of the services under such Key Contract which the Authority considers are reasonably necessary for securing the continued provision of the Franchise Services or the provision of services similar to the Franchise Services by a Successor Operator; or

  (c)
  in relation to the contracts listed at paragraphs 7 and 8 in the Appendix (List of Key Contracts) to Schedule 14.3 (Key Contracts).

7.     TRANSPORT, TRAVEL AND OTHER SCHEMES

        The Franchise is at the Franchise Commencement Date a party to the schemes listed in the Appendix (List of Transport, Travel and Other Schemes) to Schedule 2.5 (Transport, Travel and Other Schemes) of the Franchise Agreement.

9.     PERFORMANCE BOND AND SEASON TICKET BOND

        The Authority has received on or before the Franchise Commencement Date the Performance Bond and the Season Ticket Bond duly executed and delivered by the relevant Bond Providers.

10.   POWER OF ATTORNEY

        The Authority has received on or before the Franchise Commencement Date the Power of Attorney (in agreed terms marked POA) duly executed and delivered by the Franchisee.

11.   PENSIONS

        The Franchisee has at the Franchise Commencement Date:

  (a)
  entered into the deeds of establishment, participation or adherence with the trustees of the Railways Pension Scheme and/or the Closed Schemes (as defined in Schedule 16 (Pensions) of the Franchise Agreement); and

  (b)
  taken such other steps (if any) as are required to secure compliance with the terms of paragraphs 1 to 3 (inclusive) of Schedule 16 of the Franchise Agreement (such compliance to also be from the Franchise Commencement Date).

12.   CONTINUING REPRESENTATIONS AND WARRANTIES

        The Authority is satisfied that no event has occurred which has or ought to have been notified to the Authority by the Franchisee under clause 3.2(b) of this Agreement (including, a change in identity of any 1 person, or 2 or more persons acting by agreement, who may Control the Franchisee as at the Franchise Commencement Date, other than as agreed with the Authority prior to the date of the Franchise Agreement) and which, if it had been known to the Authority before the signature of the Franchise Agreement, would, in its reasonable opinion, have resulted in:

  (a)
  it not entering into the Franchise Agreement with the Franchisee; or

  (b)
  it entering into this Franchise Agreement with the Franchisee on materially different terms.

13.   LONDON 2012 OLYMPIC GAMES

        The Franchisee has at Franchise Commencement Date entered into an Option Agreement for Advertising with London 2012.

14.   STATION IMPROVEMENT PROGRAMME

        The Authority has received, on or before the Franchise Commencement Date, the Franchisee's initial plan for the delivery of enhancement works at stations and associated car parks in terms complying with paragraph 10.1 of Schedule 1.6.

15.   CYCLE RACK SURVEY

        The Authority has received on or before the Franchise Commencement Date, the Franchisee's covered cycle storage space allocation to some or all of the Stations in the Station Improvement Plan, in terms complying with paragraph 12.2 of Schedule 1.6.

16.   COACH SERVICES

        The Authority has received, on or before the Franchise Commencement Date, written details of possible routes for two new coach services (together with advantages and disadvantages of each route), in terms complying with paragraph 25.2 of Schedule 1.6.

17.   TROLLEY REFURBISHMENT FOR THE HST FLEET

        The Authority has received, on or before the Franchise Commencement Date, a written plan setting out details of proposed trolley refurbishment for the HST fleet, in terms complying with paragraph 32.5 of Schedule 1.6.

18.   BASE CASE FINANCIAL MODEL—WHITE ROSE CLEARANCE

        The Authority has received, on or before the Franchise Commencement Date, an amended Base Case Financial Model with the White Rose Clearance removed from the infra-structure upgrade line and its costs replaced by an additional Class 67 locomotive, in a form satisfactory to the Authority.

19.   ROLLING STOCK

        The Authority has received, on or before the Franchise Commencement Date, a preliminary plan to determine the process and parties involved and the timescales for the presentation of a detailed plan for solving the problems relating to the correct operation of sliding door controls and air conditioning sets on all coaches at all times in terms complying with paragraph 32.13 of Schedule 1.6.

20.   NEVILLE HILL

        The Authority has received, on or before the Franchise Commencement Date, the Franchisee's preliminary plan to determine the processes and parties involved and the timescales for the presentation of a detailed plan for solving the problems relating to the improvement of maintenance standards out of Neville Hill including toilet availability and general exterior and interior conditions of sets that come into and out of Neville Hill in terms complying with paragraph 32.14 of Schedule 1.6.

21.   ENVIRONMENT

        The Authority has received, on or before the Franchise Commencement Date, the Franchisee's outline plans to produce a detailed plan on its policy on the disposal of lubricating oil in terms complying with paragraph 35.3 of Schedule 1.6.

22.   DIVERSIONS

        The Authority has received, on or before the Franchise Commencement Date, a structured diversionary strategy for all key locations along the East Coast Main Line in order to deal with pre-planned engineering blockades and emergency route blockades, in terms complying with paragraph 36.4 of Schedule 1.6.

23.   £30 MILLION UNSECURED SUBORDINATED LOAN FACILITIES AND DEED OF SUBORDINATION

        The Authority has received, on or before the Franchise Commencement Date, a copy of the finally executed version of the £30 million unsecured subordinated loan facility contemplated by paragraph 39.3 of Schedule 1.6, in terms complying with paragraph 39.3; and a deed of subordination as contemplated by paragraph 39.4 of schedule 1.6, in terms complying with paragraph 39.4.

24.   MINIMUM INITIAL CAPITAL REQUIREMENT

        Receipt by the Authority of evidence, satisfactory in form and substance, that:

  (a)
  GNER Holdings Limited has subscribed for £5 million ordinary shares of £1 each in the capital of the Franchisee in full at par; and

  (b)
  the Franchisee has validly issued and allotted such shares to GNER Holdings Limited.

25.   INITIAL BUSINESS PLAN

        The Authority has received, not less than five business days prior to the Franchise Commencement Date, the Initial Business Plan, as described in paragraph 2.1 of Schedule 13.2 (Information).

APPENDIX 2

List of Conditions Precedent Documents

1.     Licences

        1.1   Passenger Train Operator's Licence granted to the Franchisee;

        1.2   Station Operator's Licence granted to the Franchisee;

        1.3   Depot Operator's Licence granted to the Franchisee; and

        1.4   Non-Passenger Train Operator's Licence granted to the Franchisee.

2.     ACCESS AGREEMENTS

        2.1    Track Access Agreement(s)

        Track Access Agreement(s) to which the Franchisee is currently a party.

        2.2    Station Access Agreements in Favour of Franchisee

        Station Access Agreements to which the Franchisee is currently a party for the following stations:

    Berwick Upon Tweed; Darlington; Doncaster; Dunbar; Durham; Grantham; Newark Northgate; Newcastle; Peterborough; Retford; Wakefield Westgate; York.

        2.3    Depot Access Agreements in Favour of Franchisee

        Depot Access Agreements to which the Franchisee is currently a party for the following depots:

    Aberdeen Clayhills; Edinburgh Craigentinny; London Bounds Green; London Ferme Park.

        2.4    Major Station Access Agreements in Favour of Franchisee

        Major Station Access Agreements with Network Rail to which the Franchisee is currently a party for the following stations:

    London King's Cross; Edinburgh; Leeds.

        2.5    Station Access Agreements in Favour of Third Parties

        Station Access Agreements with the relevant beneficiaries to which the Franchisee is currently a party.

        2.6    Depot Access Agreements in Favour of Third Parties

        Depot Access Agreements with the relevant third parties to which the Franchisee is currently a party.

3.     SCHEMES

        3.1   The Discount Fares Schemes listed in paragraph 4 of the Appendix (List of Transport, Travel and Other Schemes) to Schedule 2.5 (Transport, Travel and Other Schemes) of the Franchise Agreement.

        3.2   The Inter-Operator Schemes listed in paragraph 5 of the Appendix to Schedule 2.5 of the Franchise Agreement.

4.     PROPERTY LEASES

        4.1    Stations

        Station Leases with Network Rail to which the Franchisee is currently a party for the following Stations:

    Berwick Upon Tweed; Darlington; Doncaster; Dunbar; Durham; Grantham; Newark Northgate; Newcastle; Peterborough; Retford; Wakefield Westgate; York.

        4.2    Depots

        Depot Leases with Network Rail to which the Franchisee is currently a party for the following Depots:

    Aberdeen Clayhills; Edinburgh Craigentinny; London Bounds Green; London Ferme Park.

        4.3    Major Station Areas

        Leases with Network Rail to which the Franchisee is currently a party for the following areas within the named Major Stations:

    London King's Cross; Edinburgh; Leeds.

5.     BRAND LICENCES

        5.1   Exclusive Trade Mark Licence Agreement dated 10 December 1995 between the Franchising Director and the Franchisee in respect of certain trademarks relating exclusively to the Franchisee.

        5.2   Non-exclusive Trade Mark Licence Agreement dated 10 December 1995 between the Franchising Director and the Franchisee in respect of certain other trademarks not relating exclusively to the Franchisee.

6.     ANY OTHER CONDITIONS PRECEDENT DOCUMENTS

        6.1   Option Agreement for Advertising between London 2012 Limited and the Franchisee.

        6.2   Station Improvement Programme

        6.3   Cycle Rack Survey

        6.4   Coach Services Plan

        6.5   Trolley Refurbishment Plan for the HST fleet

        6.6   Base Case Financial Model—White Rose Clearance

        6.7   Rolling Stock Plan

        6.8   Neville Hill Maintenance Plan

        6.9   Fuel Oil Policy

        6.10 Diversionary Strategy along ECML

        6.11 Third Party Contracts

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CONTENTS
APPENDIX 1 Conditions Precedent
APPENDIX 2 List of Conditions Precedent Documents